Exhibit 99.1

Argo Enters into Cooperation Agreement with Voce Capital

Carol A. McFate to Join Board of Directors

Board and Voce to Identify Two Additional Director Candidates

Voce to Withdraw Call for Special Meeting

HAMILTON, Bermuda – January 2, 2020 – Argo Group International Holdings, Ltd. (NYSE: ARGO) (“Argo” or the “Company”), an international underwriter of specialty insurance and reinsurance products in the property and casualty market, today announced that it has entered into a cooperation agreement with Voce Capital Management LLC (“Voce”) to effect changes to the composition of Argo’s Board of Directors (“the Board”).

Pursuant to the agreement and the Company’s ongoing process of Board refreshment, Carol A. McFate will join the Company’s Board of Directors, subject to regulatory approval and completion of customary, confirmatory due diligence. McFate will fill the seat of former CEO and director Mark Watson. She will join the Board’s Nominating and Corporate Governance Committee and an additional committee as selected by the Board.

McFate brings extensive global insurance and financial expertise. As Chief Investment Officer of Xerox Corporation from November 2006 to October 2017, she oversaw over $12 billion in retirement investment assets for North American and U.K. plans. Prior to Xerox, McFate served as Executive Vice President & Global Treasurer for XL Global Services, Inc., a subsidiary of XL Capital, Ltd., a leading Bermuda-based global insurance and reinsurance company. She has also held various senior executive positions with AIG and The Prudential Insurance Company of America.

Additionally, Voce will work with Argo’s Nominating and Corporate Governance Committee to identify and evaluate two new independent director candidates to stand for election at the Company’s 2020 Annual General Meeting of Shareholders. One of those two new director candidates will be selected from the slate of individuals nominated by Voce for election at the requisitioned special general meeting of Argo’s shareholders.

“We are pleased to have reached a constructive agreement with Voce and value their input as we continue to enhance our Board composition and governance practices,” said Thomas A. Bradley, Chair of the Nominating and Corporate Governance Committee. “We are pleased to welcome Carol to the Board. Her strong leadership and executive experience in the insurance and investment management industries will help drive continued value creation for our shareholders.”

J. Daniel Plants, Founder and Chief Investment Officer of Voce, said, “We made a substantial investment in Argo because we believe it has significant untapped value that can be realized. The appointment of Carol McFate to the Board, the addition of two other independent directors selected with Voce’s input, and the Company’s ongoing governance improvements, are substantive and positive developments that give us confidence in the new course that Argo has charted. We look forward to working with Argo’s Board and management in the shared pursuit of creating value for all shareholders.”

Voce has also agreed to certain customary standstill provisions and to withdraw its proxy solicitation to seek board changes at a requisitioned special general meeting of shareholders. The agreement between the Company and Voce will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group’s insurance subsidiaries are A.M. Best-rated ‘A’ (Excellent), and Argo Group’s U.S. insurance subsidiaries are Standard and Poor’s-rated ‘A-’ (Strong). More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release may include forward-looking statements that reflect our current views with respect to future events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “does not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, voting results from and other matters related to the Annual General Meeting, including compensation matters. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts

Investors:

Brett Shirreffs

Investor Relations

212.607.8830

brett.shirreffs@argogroupus.com

Media:

David Snowden

Senior Vice President, Group Communications

210.321.2104

david.snowden@argogroupus.com

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